Exhibit 99.4

Certain Preliminary Financial Information

The following preliminary financial information for the 2nd quarter of fiscal year 2025 was provided to certain shareholders on July 10, 2025.

•	Consolidated Revenue is favorable to the model with all segments above or at forecast
•	Consolidated PF Adj. EBITDA is ~$5-6mm off model forecast with favorability from MNK Gx being offset by Endo Si
•	Figures are preliminary and subject to change

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Disclaimers:

The estimated results and projections for performance described above were preliminary and may have changed. They were provided prior to Mallinckrodt and Endo having completed their normal review procedures for the second quarter of fiscal year 2025 and, as such, the final results for periods presented may differ from these preliminary results and projections. Any such changes could be material. The preliminary estimates should not be viewed as a substitute for full interim financial information to be provided by Mallinckrodt. The preliminary estimated results and projections are not necessarily indicative of the results to be achieved for the remainder of 2025 or any future period.